UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 17, 2016
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13601 North Freeway, Suite 200, Fort Worth, TX 76177
(Address of Principal Executive Offices)

888-998-2468
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Building Construction Contract
On September 22, 2015, Farmer Bros. Co., a Delaware corporation (the “Company”), entered into a Standard Form of Agreement Between Owner and Design-Builder based upon AIA Document A141 – 2014 (the “Building Contract”), with The Haskell Company (“Builder”) in connection with the relocation of the Company’s corporate headquarters, product development lab and manufacturing and distribution operations from Torrance, California to a new facility in Northlake, Texas (the “New Facility”). On September 17, 2016, the Company and Builder entered into a Change Order based upon AIA Document G701 – 2001 (the “GMP Amendment”), which, among other things, amends the Building Contract to provide a guaranteed maximum price and the basis for the price and the scope of Builder’s services.
Pursuant to the Building Contract, Builder will provide pre-construction and construction services, including specialized industrial design and construction work in connection with Builder’s construction of certain production equipment that will be installed in portions of the New Facility (the “Project”). The Company has engaged other designers and builders to provide traditional construction work on the Project site, including for the foundation, building envelope and roof of the New Facility. Under the Building Contract, Builder is obligated to cooperate and participate in efforts to coordinate its services with the other ongoing construction work on the Project site.
Pursuant to the Building Contract, as amended by the GMP Amendment, the Company will pay Builder approximately $21.4 million for Builder’s services in connection with the Project. This amount is a guaranteed maximum price and is subject to adjustment in accordance with the terms of the Building Contract and the GMP Amendment. The date for substantial completion of Builder’s work on the Project is set as February 9, 2017, which is also subject to adjustment in accordance with the terms of the Building Contract and the GMP Amendment. The GMP Amendment includes an “IDB Work Contract Schedule”, which sets forth interim milestones, durations and material dates in relation to the performance and timing of Builder’s work. The Building Contract and the GMP Amendment include remedies for the Company in the event agreed milestone dates relating to Builder’s services are not met. The Building Contract is subject to customary undertakings, covenants, obligations, rights and conditions.
The foregoing description of the Building Contract and the GMP Amendment does not purport to be complete, and is qualified in its entirety by reference to the Building Contract and the GMP Amendment, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this Item 2.03 is set forth in Item 1.01 — Entry into a Material Definitive Agreement above and incorporated herein by reference.

Forward-Looking Statements
Certain statements contained in this report, including the scheduled completion date of the Company’s Texas facility, are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this report and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the timing and success of completion of construction of the New Facility, the availability of capital resources to fund the construction costs and capital expenditures for the New Facility, the diversion of management time on the corporate relocation plan and other transaction-related issues, weather and special or unusual events, as well as other risks described in this report and other factors described from time to time in the Company’s filings with the SEC.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	AIA Document A141 – 2014, Standard Form of Agreement Between Owner and Design-Builder, dated as of September 22, 2015, between Farmer Bros. Co. and The Haskell Company.
10.2	Change Order No. 12, dated as of September 17, 2016, between Farmer Bros. Co. and The Haskell Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2016

FARMER BROS. CO.

By:	/s/ Isaac N. Johnston, Jr.
Isaac N. Johnston, Jr.
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	AIA Document A141 – 2014, Standard Form of Agreement Between Owner and Design-Builder, dated as of September 22, 2015, between Farmer Bros. Co. and The Haskell Company.
10.2	Change Order No. 12, dated as of September 17, 2016, between Farmer Bros. Co. and The Haskell Company.